  As filed with the Securities and Exchange Commission on October 10, 1996
                                                     File No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                              ROY F. WESTON, INC.
             (Exact name of registrant as specified in its charter)


         PENNSYLVANIA                                    23-1501990
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

             ONE WESTON WAY
      WEST CHESTER, PENNSYLVANIA                             19380-1499
(Address of principal executive offices)                     (Zip Code)

                              ROY F. WESTON, INC.

                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                  ===========================================

                              M. CHRISTINE MURPHY

               EXECUTIVE VICE PRESIDENT-QUALITY ASSURANCE/FINANCE
                              ROY F. WESTON, INC.
                                 ONE WESTON WAY
                     WEST CHESTER, PENNSYLVANIA  19380-1499
                    (Name and address of agent for service)

                                 (610) 701-3000
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------
 Title of          Amount       Proposed       Proposed        Amount of
securities         to be        maximum        maximum       registration
  to be          registered     offering       aggregate         fee
registered                      price per      offering
                                 share (1)      price (1)
--------------------------------------------------------------------------
Series A          400,000       $ 4.19         $ 1,676,000     $ 577.93
Common Stock,     shares (2)
par value
$.10 per share
--------------------------------------------------------------------------


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
(1) Estimated solely for the purpose of computing the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 on the basis of an 85% employee contribution rate and high and low prices of $ 4.38 and $ 4.00, respectively,
         reported in the NASDAQ National Market System on              .

(2) Also registered hereby are such additional indeterminate number of shares of Series A Common Stock or other securities as may become issuable upon exercise of purchase rights or otherwise by reason of adjustments pursuant to the anti-dilution provisions of the Employee Stock Purchase Plan.


                          PRIOR REGISTRATION STATEMENT

       This registration statement is filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering additional shares of Series A Common Stock ("Stock") of the registrant in connection with its Employee Stock Purchase Plan (the "Plan"). FIVE registration statements on Form S-8, File No. 33-10735, File No. 33-40897, File No. 33-55168, File No.
33-56757 and File No. 33-60981 (the "Prior Registration Statements") were filed in December, 1986, June, 1991, November, 1992, December, 1994, and July 1995, respectively in respect of shares of Stock to be offered pursuant to the Plan and are currently effective. The contents of the Prior Registration Statements, to the extent not otherwise amended or superseded by the contents hereof, are incorporated herein by reference.

PART II.       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.


ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents filed with the Commission by the registrant pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated hereby by reference:

               (a) Annual Report on Form 10-K for the year ended December 31, 1995;

               (b)      Quarterly Report on Form 10-Q for the quarter ended





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
March 31, 1996;

               (b) Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; and

               (c) Description of the registrant's Series A Common Stock contained in the registrant's Registration Statement on Form 8-A, dated February 27, 1987.

               In addition, all documents subsequently filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing with the Commission of a post-effective amendment which (i) indicates that all securities registered hereby have been sold or (ii) effects the deregistration of the balance of such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.        DESCRIPTION OF SECURITIES.

               Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Article XIII of the bylaws of the registrant provides that the registrant shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer. Such Article provides for indemnification against expenses, judgments, fines and amounts paid in settlement of such proceedings and further provides generally that the registrant pay expenses incurred by such persons in defending an action in advance of its final disposition, provided the person receiving such advances undertakes to repay the amount advanced if it is ultimately determined that such person is not entitled to indemnification by the registrant. For these purposes, the Board has the authority to purchase and maintain insurance at the registrant's expense.

               The registrant has in effect a directors and officers liability insurance policy which, with certain general and specific exclusions, indemnifies each person who was, is or may hereafter be a director or officer of the registrant and his heirs and assigns, against any payment by an insured (except fines and penalties) in respect of any legal liability, whether actual or asserted, arising from any claim made against an insured by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by the insured, in his capacity as a director or officer of the registrant, or any of the foregoing so alleged by any claimant, or any matter claimed against an insured solely by reason of his being or having been a director or officer of the registrant. The policy may be cancelled by the insurer upon 30 days' written notice to the registrant. To the extent that such insurance covers liabilities arising under the Securities Act of 1933, no waivers or undertakings are made by the registrant with respect thereto, except as set forth in Item 9 of this Registration Statement.

               Sections 1741-1745 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PA BCL") authorize such indemnification as described above if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and had no reasonable cause to believe was unlawful. Whether the person to be indemnified acted in good faith shall be determined by members of the Board who are not parties to such litigation, independent counsel or shareholders. Such indemnity shall not be allowed in a derivative suit in which such person is adjudged liable for negligence or misconduct except to the extent allowed by the Court of Common Pleas. Whether such proceeding is brought by or in the right of the registrant or otherwise, indemnification shall be allowed only as specifically authorized by the Board in each case.

               In addition to the foregoing, Article XII of the bylaws of the registrant limits the personal liability of directors of the registrant for monetary damages arising out of breaches of their





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
fiduciary duties unless the conduct in question constitutes self-dealing, willful misconduct or recklessness, all as authorized by Section 1713 of the PA BCL. The aforementioned provisions do not apply to the responsibility or liability of a director pursuant to any criminal statute or for payment of federal, state or local taxes.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

ITEM 8.        EXHIBITS.

               Reference is made to the Exhibit Index which appears at page 8 of this Registration Statement for a detailed list of the exhibits filed as a part hereof.

ITEM 9.        UNDERTAKINGS.

               (a)      The undersigned registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                  (i)  To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                                 (ii)  To reflect in the prospectus any facts
or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                (iii)  To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                Provided, however, that paragraphs (a)(1)(i)
and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Pennsylvania, on October 10, 1996.


                                                 ROY F. WESTON, INC.


                                                 By:s/ Dr. Joseph Bordogna
                                                    ------------------------
                                                     Dr. Joseph Bordogna
                                                     Chairman of the Board

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by or on behalf of the following persons in the capacities indicated on October , 1996 .

             Signature                        Title
             ---------                        -----
       *Henry L. Diamond                    Director
       *Katherine W. Swoyer                 Director
       *Robert G. Jahn                      Director
       *James E. Ksansnak                   Director
       *A. Frederick Thompson               Director
       *William J. Marrazzo                 Director and
                                            Chief Executive Officer
       *William G. Mecaughey                Vice President and Controller
       *M. Christine Murphy                 Executive Vice President
                                            and Chief Financial Officer
       *Marvin O. Schlanger                 Director
       *Roy F. Weston                       Director
       *Wayne F. Hosking, Jr.               Director
       *Thomas M. Swoyer, Jr.               Director


*By:s/ M. Christine Murphy
    ---------------------------
     M. Christine Murphy
     Attorney-in-Fact, Pursuant
       to Power of Attorney





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
                                 EXHIBIT INDEX



                                                                                         Sequential
                                                                                         Numbering
Exhibit No.             Description of Exhibit                                            Page No.
-----------             ----------------------                                          ----------
     4.01             Articles of Incorporation of registrant, as amended and                --
                      restated (incorporated by reference to Exhibit 3(a) to
                      registrant's Registration Statement on Form S-1, No.
                      33-20834, filed under Securities Act of 1933, as amended).

     4.02             By-laws of registrant, as amended (incorporated by                     --
                      reference to Exhibit 3.2 to registrant's Annual Report on
                      Form 10-K for year ended December 31, 1995 filed under
                      Securities Exchange Act of 1934, as amended).

     5.02             Opinion of Dechert Price & Rhoads as to legality of                    --
                      securities being registered.

    24.01             Consent of Coopers & Lybrand L.L.P. to incorporation of                --
                      their reports dated February 7, 1996 with respect to
                      consolidated financial statements and related schedules of registrant and subsidiaries included in or incorporated by reference into registrant's 1995 Annual Report on Form
                      10-K.

    24.04             Consent of Dechert Price & Rhoads (contained in opinion                --
                      filed as Exhibit 5.02 to this Registration Statement).

    25.02             Powers of Attorney executed by certain directors of                    --
                      registrant, authorizing execution of Registration Statement on each such director's respective behalf by persons
                      designated therein.





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